      As filed with the Securities and Exchange Commission on May 4, 2001

                                                     Registration No. 333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            PRIMAL SOLUTIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                        36-4170318
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)

                            18881 Von Karman Avenue
                                   Suite 450
                           Irvine, California 92612
                                (949) 260-1500
                    (Address of Principal Executive Offices)    (Zip Code)

                            PRIMAL SOLUTIONS, INC.
                         2001 FLEXIBLE INCENTIVE PLAN

                           (Full Title of the Plan)

                               Joseph R. Simrell
                            18881 Von Karman Avenue
                                   Suite 450
                           Irvine, California 92612
                    (Name and Address of Agent for Service)

                                (949) 260-1500
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------
                                   Proposed         Proposed
Title of              Amount        Maximum          Maximum       Amount of
Securities            to be     Offering Price      Aggregate     Registration
to be Registered    Registered     Per Share     Offering Price       Fee
------------------------------------------------------------------------------

Common Stock,
par value $0.01
per share            3,939,392      $0.07         $275,757.44*      $68.93
------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h)(1), this estimate is based upon the price at which the options may be exercised.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference into this Registration Statement the following documents filed by us with the Securities and Exchange Commission (the "Commission"):

     (a) Our prospectus filed on February 14, 2001 pursuant to Rule 424(b)(3) (File No. 333-46494); and

     (b) All other reports filed by us pursuant to Sections 13(a) 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since February 14, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Our amended and restated articles of incorporation authorize 95,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions. Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of any series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which Primal may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder. There are no shares of Preferred Stock issued and outstanding.

Item 5.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best


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                                                                          Page 2
interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such director, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Certificate of Incorporation

   Our Certificate of Incorporation, as amended, provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves (i) a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The amended Certificate of Incorporation provides that we will indemnify all persons whom we may indemnify to the fullest extent permitted by the DGCL.

     Amended and Restated Bylaws

   Our Amended and Restated Bylaws provide that each person who at any time is or was one of our directors, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or


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                                                                          Page 3
investigative (a "Proceeding"), by reason of the fact that such person is or was one of our directors, or is or was serving at our request as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by us, against costs, charges, expenses (including without limitation, court costs and attorneys' fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the stockholders or legal counsel through a written opinion do not determine that such person did not act in good faith or in a manner he reasonably believed to be in or not opposed to the interests of Primal, and in the case of a criminal Proceeding, such person had reasonable cause to believe his conduct was unlawful. The Amended and Restated Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons, including the prepayment of any such benefits.

 Indemnification Agreements

   We have entered into Indemnification Agreements pursuant to which we will indemnify certain of our directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The Indemnification Agreements will also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

     Insurance

     We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers, including liabilities arising under the Securities Act.

Item 7.  Not Applicable.

Item 8.  Exhibits

4.1*      Certificate of Incorporation

4.2/(1)/  Certificate of Amendment to the Certificate of Incorporation

4.3/(1)/  Amended and Restated Bylaws

5.1* Opinion of Bryan Cave LLP regarding the validity of the securities being registered

23.1*     Consent of Deloitte & Touche LLP

23.2*     Consent of Bryan Cave LLP (included in Exhibit 5.1)

24.1*     Power of Attorney

99.1*     Primal Solutions, Inc. 2001 Flexible Incentive Plan

99.2*     Governance Document
_________________________
*Filed herewith.
/(1)/ Incorporated herein by referenced to Exhibits 3.1 and 3.2, respectively, to our Registration Statement on Form SB-2 (File No. 333-46494).

Item 9.  Undertakings.

     (a)  We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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                                                                          Page 4

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                                                          Page 5

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 4th day of May, 2001.

         Signature                            Title                       Date
         ---------                            -----                       ----
       /s/ William Salway             Chief Executive Officer,         May 4, 2001
------------------------------------
           William Salway             President, Chief
                                      Operating Officer,
                                      Chairman of the Board
                                      of Directors and
                                      Director (Principal
                                      Executive Officer)

      /s/ Joseph R. Simrell           Chief Financial Officer,         May 4, 2001
------------------------------------
          Joseph R. Simrell           Vice President of Finance
                                      and Administration, and
                                      Secretary (Principal
                                      Financial and Accounting
                                      Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                       Date
         ---------                            -----                       ----
      /s/ William Salway              Chief Executive Officer,        May 4, 2001
------------------------------------
          William Salway              President, Chief
                                      Operating Officer,
                                      Chairman of the Board
                                      of Directors and
                                      Director (Principal
                                      Executive Officer)

      /s/ Joseph R. Simrell           Chief Financial Officer,        May 4, 2001
------------------------------------
          Joseph R. Simrell           Vice President of Finance
                                      and Administration, and
                                      Secretary (Principal
                                      Financial and Accounting
                                      Officer)

      /s/ David Haynes                Vice President of               May 4, 2001
------------------------------------  Marketing and Director
          David Haynes

      /s/ John Faltys                 Director                        May 4, 2001
------------------------------------
          John Faltys

      /s/ Louis A. Delmonico          Director                        May 4, 2001
------------------------------------
          Louis A. Delmonico


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                                                                          Page 6

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Salway and Joseph R. Simrell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                       Date
         ---------                            -----                       ----
      /s/ William Salway*              Chief Executive Officer,          May 4, 2001
-------------------------------------
          William Salway               President, Chief
                                       Operating Officer,
                                       Chairman of the Board of
                                       Directors and Director
                                       (Principal Executive
                                       Officer)

      /s/ Joseph R. Simrell            Chief Financial Officer,          May 4, 2001
-------------------------------------
          Joseph R. Simrell            Vice President of Finance
                                       and Administration, and
                                       Secretary (Principal
                                       Financial and Accounting
                                       Officer)

      /s/ David Haynes*                Vice President of                 May 4, 2001
-------------------------------------
          David Haynes                 Marketing and Director

      /s/ John Faltys*                 Director                          May 4, 2001
-------------------------------------
          John Faltys

      /s/ Louis A. Delmonico           Director                          May 4, 2001
-------------------------------------
          Louis A. Delmonico


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                                                                          Page 7

                                 EXHIBIT INDEX

Exhibit
Number                              Description
------                              -----------

  4.1    Certificate of Incorporation

  5.1 Opinion of Bryan Cave LLP regarding the validity of the securities being registered

 23.1    Consent of Deloitte & Touche LLP

 23.2    Consent of Bryan Cave LLP (included in Exhibit 5.1)

 24.1    Power of Attorney (included on Page 7)

 99.1    Primal Solutions, Inc. 2001 Flexible Incentive Plan

 99.2    Governance Document

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